UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Amendment No. 1 to

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 6, 2013

MediaShift, Inc.

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	001-32438 (Commission File Number)	20-1373949 (IRS employer identification no.)
600 North Brand Blvd., Suite 230 Glendale, CA	91203
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	818-649-5710

JMG Exploration, Inc.

 (Registrant’s former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Report on Form 8-K/A amends the Current Report on Form 8-K filed by the registrant on February 6, 2013. The following amends Item 9.01 - Financial Statements and Exhibits disclosure in its entirety.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS AND INFORMATION

This Current Report on Form 8-K (this “Report”), the other reports, statements, and information that we have previously filed or that we may subsequently file with the Securities and Exchange Commission (the “SEC”), and public announcements that we have previously made or may subsequently make include, may include or may incorporate by reference certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to enjoy the benefits of that act. Unless the context is otherwise, the forward-looking statements included or incorporated by reference in this Report and those reports, statements, information and announcements address activities, events or developments that JMG Exploration, Inc, a Nevada corporation (together with its subsidiaries hereinafter referred to as “we,” “us,” “our,” or “our Company” unless context otherwise requires) expects or anticipates, will or may occur in the future. Any statements in this Report about expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “will continue,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” and similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties, which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this Report. All forward-looking statements concerning economic conditions, rates of growth, rates of income or values as may be included in this document are based on information available to us on the dates noted, and we assume no obligation to update any such forward-looking statements. It is important to note that our actual results may differ materially from those in such forward-looking statements due to fluctuations in interest rates, inflation, government regulations, economic conditions and competitive product and pricing pressures in the geographic and business areas in which we conduct operations, including our plans, objectives, expectations and intentions and other factors discussed elsewhere in this Report.

The risk factors referred to in this Report could materially and adversely affect our business, financial conditions and results of operations and cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, and you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made and we do not undertake any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. The risks and uncertainties described below are not the only ones we face. New factors emerge from time to time, and it is not possible for us to predict which will arise. There may be additional risks not presently known to us or that we currently believe are immaterial to our business. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, you may lose all or part of your investment.

The industry and market data contained in this Report are based either on our management’s own estimates or, where indicated, independent industry publications, reports by governmental agencies or market research firms or other published independent sources and, in each case, are believed by our management to be reasonable estimates. However, industry and market data is subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market

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shares. We have not independently verified market and industry data from third-party sources. In addition, consumption patterns and customer preferences can and do change. As a result, you should be aware that market share, ranking and other similar data set forth herein, and estimates and beliefs based on such data, may not be verifiable or reliable.

Item 8.01. Other Events.

The Company is filing this Amendment No. 1 to the initial Current Report on Form 8-K filed by the Company on  February 6, 2013 to include historical audited and pro forma financial information related to the acquisition of the Purchased Assets as required by Item 9.01 of Form 8-K.

Item 9.01 - Financial Statements and Exhibits

Travora Media, Inc.
December 31, 2012
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheet as of December 31, 2012	F-3
Statement of Operations for the year ended December 31, 2012	F-4
Statement of Cash Flows for the year ended December 31, 2012	F-5
Statement of Changes in Stockholders’ Equity	F-6
Notes to Financial Statements	F-7

Travora Media, Inc.
December 31, 2011
Report of Independent Auditors	F-22
Balance Sheet as of December 31, 2011	F-23
Statement of Operations for the year ended December 31, 2011	F-24
Statement of Cash Flows for the year ended December 31, 2011	F-26
Statement of Changes in Stockholders’ Equity	F-25
Notes to Financial Statements	F-27

MediaShift, Inc. and Travora Media Inc.: Unaudited Pro Forma Condensed Consolidated Financial Statements
Introduction	F-36
Consolidated Balance Sheet at December 31, 2012	F-38
Consolidated Statements of Operations for the year ended December 31, 2012	F-40
Notes to pro forma condensed consolidated financial statements	F-41

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2013	MediaShift, Inc.
/s/ David J. Eastman
David J. Eastman, Chief Financial Officer

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Travora Media, Inc. and Subsidiary

Consolidated Financial Statements

December 31, 2012

Hein & Associates LLP 8105 Irvine Center Drive Suite 650 Irvine, CA 92618	www.heincpa.com p 949.428.0288 f 949.428.0280

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Shareholders

Travora Media, Inc.

New York, New York

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Travora Media, Inc. and subsidiary  (collectively, the “Company”) which comprise the consolidated balance sheet as of December 31, 2012, and the related consolidated statements of operations, changes in shareholders’ deficit and cash flows for the year then ended and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Travora Media, Inc. and subsidiary as of December 31, 2012, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 14 to the consolidated financial statements, the Company disposed of substantially all of their net assets.

/s/ Hein & Associates LLP

Irvine, California

April 24, 2013

TRAVORA MEDIA, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2012

ASSETS
Current Assets:
Cash and cash equivalents	$ 391,727
Accounts receivable, net	3,205,925
Prepaid expenses and other current assets	94,348
Total current assets	3,692,000
Furniture, Fixtures and Equipment, net	193,868
Intangible Assets, net	394,760
Security Deposit and Other Assets	245,400
Total Assets	$ 4,526,028
LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable and accrued expenses	$ 2,890,475
Total current liabilities	2,890,475

Long Term Liabilities	4,084,473
Commitments and Contingencies (Note 10)
Shareholders’ Deficit:
Convertible preferred stock, par value $0.00001;
Series A, 706,223 shares authorized, issued and outstanding in 2012	7
Series B, 2,544,854 shares authorized; 2,494,955 shares issued and outstanding in 2012	25
Series C, 3,124,942 shares authorized; 3,083,824 shares issued and outstanding 2012	31
Series D, 2,618,923 shares authorized, issued and outstanding in 2012	26
Common stock, par value $0.00001; 10,500,000 shares authorized; 2,125,390 shares issued and outstanding in 2012	21
Additional paid-in capital	30,298,334
Accumulated deficit	(32,747,364)
Total shareholders’ deficit	(2,448,920)
Total Liabilities and Shareholders’ Deficit	$ 4,526,028

See accompanying notes to these consolidated financial statements.

TRAVORA MEDIA, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012

Revenues	$ 10,881,149

Cost of Revenues	8,410,886

Gross Margin	2,470,263

Operating Expenses:
Selling, general and administrative	11,836,582
Product development	3,825,883
Depreciation and amortization	168,231
Total operating expenses	15,830,696

Loss from Operations	(13,360,433)

Interest Income	10,188

Loss before Income Taxes	(13,350,245)

Income Tax Expense	12,027

Net Loss	$ (13,362,272)

See accompanying notes to these consolidated financial statements.

TRAVORA MEDIA, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2012

	Series A Preferred		Series B Preferred		Series C Preferred		Series D Preferred		Common Stock		Paid-In	Accumulated	Shareholders'
	Shares	$	Shares	$	Shares	$	Shares	$	Shares	$	Capital	Deficit	Deficit

Balance, December 31, 2011	706,223	$ 7	2,494,955	$ 25	3,083,824	$ 31	-	$ -	2,122,500	$ 21	$25,626,833	$(19,385,092)	$ 6,241,825

Eastward Series C Warrant	-	-	-	-	-	-	-		-	-	165,550		165,550

Proceeds From Series D Preferred Shares	-	-	-	-	-	-	2,618,923	26	-	-	4,447,714		4,447,740

Proceeds From Exercised Stock Options	-	-	-	-	-	-	-	-	2,890	17			17

Stock-Based Compensation Related to Stock Option Grants	-	-	-	-	-	-	-	-	-	-	57,796		57,796

Stock-Based Compensation Related to Restricted Stock Awards	-	-	-	-	-	-	-	-	-	-	424		424

Net Loss	-	-	-	-	-	-	-	-	-	-		(13,362,272)	(13,362,272)
Balance, December 31, 2012	706,223	$ 7	2,494,955	$ 25	3,083,824	$ 31	2,618,923	$ 26	2,125,390	$ 38	$30,298,318	$(32,747,364)	$(2,448,920)

See accompanying notes to these consolidated financial statements.

TRAVORA MEDIA, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS

Cash Flows from Operating Activities:
Net loss	$ (13,362,272)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	168,231
Loss on disposal of assets	11,670
Impairment of goodwill and intangibles	2,330,283
Stock-based compensation	58,220
Provision for doubtful accounts	236,449
Amortization of debt discount	43,458
Changes in operating assets and liabilities:
Decrease in accounts receivable	12,247
Decrease (increase) in prepaid expenses and other assets	66,056
Increase (decrease) in accounts payable and accrued expenses	(1,206,233)
Net cash used in operating activities	(11,641,891)
Cash Flows from Investing Activities:
Purchase of property and equipment	(136,114)
Net cash used in investing activities	(136,114)
Cash Flows from Financing Activities:
Proceeds from issuance of Series D Preferred	2,235,000
Series D Preferred Stock offering costs	(375,509)
Eastward term debt	4,000,000
Comerica A/R line	206,665
Proceeds from common stock option exercise	17
Net cash provided by financing activities	6,066,173
Net (Decrease) Increase in Cash and Cash Equivalents	(5,711,832)
Cash and Cash Equivalents, beginning of year	6,103,559
Cash and Cash Equivalents, end of year	$ 391,727
Supplemental Disclosure Cash Flow Information:
Cash paid for interest	$ 405,233
Cash paid for income taxes paid, net	$ 11,871
Noncash Financing Activities:
Non Cash portion of Series D Preferred stock issuance	$ 2,588,250

See accompanying notes to these consolidated financial statements.

Travora Media, Inc.

Notes to Consolidated Financial Statements

1.

ORGANIZATION:

Travora Media, Inc. (the “Company”) was formerly known as Travel Ad Network, Inc. In April 2012, the shareholders of the Company formed a merger company, Travora Merger Co., a Delaware Corporation (Note 3). On April 26, 2012, Travora Merger Co. acquired The Nile Project, Inc. and simultaneously entered into a qualified reorganization agreement with the Company whereby the Company merged with and into Travora Merger Co. Concurrently, Travora Merger Co. changed their name back to Travora Media, Inc.

Travora Media, Inc. is engaged in two separate business lines. The Ad Network business line engages in the marketing and selling of online advertiser ads to travel service providers through a propriety network of web publishers. See Note 3. The Consumer line owns and operates digital travel websites. See Note 14.

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Principles of Consolidation – The consolidated financial statements include the accounts of Travora Media, Inc. and its wholly owned subsidiary, Travel Ad Network, U.K. Ltd. (collectively, the “Company”). All significant intercompany accounts and transactions have been eliminated in consolidation.

Basis of Presentation and Going Concern – The financial statements of the Company have been prepared on the accrual basis of accounting. A summary of the major accounting policies followed in the preparation of the accompanying financial statements, which conform to accounting principles generally accepted in the United States of America, is presented below.

The Company’s consolidated financial statements for the year ended December 31, 2012 have been prepared on a going-concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company has historically reported net losses, including a net loss of $13,362,274 for the year ended December 31, 2012, and negative cash flows from operations of $11,641,891 for the year ended December 31, 2012. This raises substantial doubt about the Company’s ability to continue as a going concern. The Company has sold virtually all of its assets, has ceased operations and will wind down in 2013. See Note 14. The Company believes that it will be able to utilize the existing funds to complete the wind down.

Fair Values of Financial Instruments  – The estimated fair values are determined at discrete points in time based on relevant market information.  These estimates involve uncertainties and cannot be determined with precision. The estimated fair values of all financial instruments on the Company's balance sheets were determined by using available market information and appropriate valuation methodologies.  Fair value is described as the amount at which the instrument could be exchanged in a current transaction between informed willing parties, other than a forced liquidation.  However, considerable judgment is required in interpreting market data to develop the estimates of fair value.  Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange.  The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.  The Company does not have any off balance sheet financial instruments.

Trade accounts receivable, accounts payable and certain other current assets and liabilities are reported on the balance sheet at carrying value which approximates fair value due to the short-term maturities of these instruments.

The fair value of the Company’s debt is estimated based on current rates offered to the Company for similar debt and approximates carrying value.

Revenue Recognition – The Company recognizes revenue when persuasive evidence of an arrangement exists, collection of the related receivable is reasonably assured, the fees are fixed or determinable, and as services are provided. Income is recognized as earned when an ad is either placed for viewing by a visitor to a member network publisher or when the customer “clicks through” on the ad, depending upon the terms with the individual advertiser. In certain cases, the Company records revenue based on available preliminary information from third parties. Collection on the related receivables may vary from the preliminary information based upon third party refinement of the estimated and reported amounts owed that occurs subsequent to period ends.

Cash and Cash Equivalents – The Company considers all short-term, highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company deposits its temporary cash with financial institutions and, at times, such balances may exceed Federal Deposit Insurance Corporation (“FDIC”) insured limits. Restricted cash represents amounts held as deposit on the debt facility. This deposit is classified as security deposits and other assets in the accompanying balance sheet and was $228,353 for the year ended December 31, 2012.

Use of Estimates – The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

Allowance for Doubtful Accounts – The allowance is established through a provision for bad debts charged to expense. Receivables are charged against the allowance for uncollectible accounts when management believes that collectability is unlikely. The allowance is an amount that management believes will be adequate to absorb estimated losses on existing receivables, based on an evaluation of the collectability of accounts receivable, overall accounts receivable quality, review of specific problem accounts receivable, and current economic conditions that may affect the customer’s ability to pay. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. Recoveries of receivables previously written off are recorded when received.

The Company also estimates an allowance for sales credits based on historical credits. The allowance for sales credits is the Company’s best estimate of expected future reductions in advertisers’ payment obligations for delivered services.

Furniture, Fixtures and Equipment – Furniture, fixtures and equipment is stated at cost. Depreciation and amortization is calculated on the straight-line method over the estimated useful lives of the assets (generally three to five years). The cost of maintenance and repairs are charged to operations as incurred.

Useful lives of fixed assets are as follows:

Computer equipment and software	3 years
Furniture, fixtures and equipment	5 years

Accounting Policy for Impairment of Goodwill – The Company evaluates the carrying value of goodwill during the fourth quarter of each year and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount. Such circumstances could include, but are not limited to (1) a significant adverse change in legal factors or in business climate, (2) unanticipated competition, or (3) an adverse action or assessment by a regulator. When evaluating whether goodwill is impaired, the Company compares the fair value of the reporting unit to which the goodwill is assigned to the reporting unit’s carrying amount, including goodwill. The fair value of the reporting unit is estimated using a combination of the income, or discounted cash flows, approach and the market approach, which utilizes comparable companies’ data. If the carrying amount of a reporting unit exceeds its fair value, then the amount of the impairment loss must be measured. The impairment loss would be calculated by comparing the implied fair value of reporting unit goodwill to its carrying amount. In calculating the implied fair value of reporting unit goodwill, the fair value of the reporting unit is allocated to all of the other assets and liabilities of that unit based on their fair values. The excess of the fair value of a reporting unit over  the amount assigned to its other assets and liabilities is the implied fair value of goodwill. An impairment loss would be recognized when the carrying amount of goodwill exceeds its implied fair value. The Company’s evaluation of goodwill completed during the year resulted in an impairment loss of $1,021,511 for the year ended December 31, 2012 and is included in operating expenses.

Accounting Policy for Impairment of Intangible Assets – The Company evaluates the recoverability of identifiable intangible assets whenever events or changes in circumstances indicate that an intangible asset’s carrying amount may not be recoverable. Such circumstances could include, but are not limited to (1) a significant decrease in the market value of an asset, (2) a significant adverse change in the extent or manner in which an asset is used, or (3) an accumulation of costs significantly in excess of the amount originally expected for the acquisition of an asset. The Company measures the carrying amount of the asset against the estimated undiscounted future cash  flows associated with it. Should the sum of the expected future net cash flows be less than the carrying value of the asset being evaluated, an impairment loss would be recognized. The impairment loss would be calculated as the amount by which the carrying value of the asset exceeds its fair value. The fair value is measured based on quoted market prices, if available. If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including the discounted value of estimated future cash flows. The evaluation of asset impairment requires the Company to make assumptions about future cash flows over the life of the asset being evaluated. These assumptions require significant judgment and actual results may differ from assumed and estimated amounts. During the year ended December 31, 2012, the Company recorded an impairment loss of $1,308,772 related to intangible assets.

Accounting Policy for Deferred Financing Costs – Costs relating to obtaining debt financing agreements are capitalized and amortized over the term of the related debt using the straight-line method. Accumulated amortization at December 31, 2012 was $43,458. Amortization of deferred financing costs charged to operations was $43,458 for 2012. When a loan is paid in full, any unamortized financing costs are removed from the related accounts and charged to operations.

Income Taxes – An asset and liability approach is used for financial accounting and reporting of deferred income taxes. Deferred income tax assets and liabilities are computed for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future. Such deferred income tax asset and liability computations are based on enacted tax laws and rates applicable to periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

On January 1, 2009, the Company adopted the accounting standard on accounting for uncertainty in income taxes, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under this guidance, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The guidance on accounting for uncertainty in income taxes also addresses derecognition, classification, interest and penalties on income taxes, and accounting in interim periods. The Company recognizes interest and penalties, if any, in its provision for income taxes.

Management evaluated the Company’s tax position and concluded that the Company had taken no uncertain tax positions that require adjustments to the consolidated financial statements in order to comply with the provisions of this guidance. The tax years 2008 and later are open and subject to audit by major tax jurisdictions.

Research and Development – Research and Development costs are expensed as incurred and were $290,694 for the year ended December 31, 2012.

Stock-Based Compensation – Stock-based compensation represents the cost related to stock-based awards granted to employees in lieu of monetary payment. The Company measures stock-based compensation cost at grant date, based on the estimated fair value of the award, and recognizes the cost as expense on a straight-line basis (net of estimated forfeitures) over the vesting period.

The Company estimates the fair value of stock options using the Black-Scholes valuation model. The expense is recorded as operating expenses in the consolidated statements of operations.

The Company records deferred tax assets for awards that result in deductions on the Company’s income tax returns based on the amount of compensation costs recognized and the Company’s statutory tax rate in the jurisdiction in which it will receive a deduction. Differences between the deferred tax assets recognized for financial reporting purposes and the actual tax deduction reported on the Company’s income tax return are recorded in additional paid-in capital (if the tax deduction exceeds the deferred tax asset) or in the consolidate statements of operations (if the deferred tax asset exceeds the tax deduction and no paid-in capital exists from previous awards).

Long-Lived Assets – The Company evaluates long-lived assets, which includes equipment subject to amortization, for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the estimated future cash flows (undiscounted and without interest charges) from the use of an asset are less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value in the period in which the determination is made. Management has determined that no impairment of long-lived assets existed as of December 31, 2012.

Subsequent Events – The Company has evaluated subsequent events through April 24, 2013, the date on which the financial statements were available to be issued. See Note 14.

3.

MERGER WITH THE NILE PROJECT, INC.:

Travora Media Inc. and the Nile Project Inc. (the “Nile” or the “Sellers”) merged on April 24, 2012. Both parties contributed 100% of their outstanding stock into a new entity, Travora Merger Co. Travora Merger Co. subsequently changed their name back to Travora Media, Inc.

The Nile shareholders received $4,823,250 comprised of 2,618,923 shares of Series D Preferred Stock valued at $1.842 per share. In addition to the contribution of net assets of the Nile, the Nile Sellers also invested $2,235,000 in cash for the Series D Preferred. As a result the net purchase consideration received by the Sellers is $2,588,250.

As of April 24, 2012, the Nile had $209,606 of debt, $43,628 of accounts receivable, and $2,739 of other assets. The net purchase price of the Nile assets was $2,756,967 as shown in the table below.

Travora’s Acquisition of the Nile Project, Inc.:

Purchase Consideration:
Stock in new entity received	$ 4,823,250
Less cash Niles’s investors contributed into new entity	(2,235,000)
Net purchase consideration	2,588,250
Debt and A/P assumed	209,606
Cash and A/R received	(43,628)
Other Assets	2,739

Fair value of assets purchased	$ 2,756,967

The acquisition of Nile was accounted for using the acquisition method required by Topic 805, Business Combinations. Accordingly, assets acquired and liabilities assumed were recorded at their estimated fair values as of the acquisition date. The fair values of identifiable intangible assets were based on valuations using the income approach and estimates provided by management. The excess of the purchase price over the tangible assets, identifiable intangible assets and assumed liabilities was recorded as goodwill. The allocation of the purchase price is based upon a valuation of certain assets acquired and liabilities assumed.

As of April 24, 2012, Nile had net identifiable assets of approximately $1,735,000 consisting of:

•

Fixed Assets of $ 43,684 (mainly computers and software licenses), and

•

Identifiable intangible assets of approximately $1,690,000. Consisting of acquired websites, www.Localyte.com and www.10Best.com and other items.

The purchase price allocation of the Nile is as follows:

Fair value of assets purchased	$ 2,756,967
Less net assets acquired:
Fixed assets – computers, software, furniture	43,684
Identifiable intangibles	1,691,772

Remainder assigned to goodwill	$ 1,021,511

The Company believes the amount of goodwill resulting from the purchase price allocation is attributable to the workforce of the acquired business (which is not eligible for separate recognition as an identifiable intangible asset) and the expected synergistic benefits of being able to leverage Nile’s interactive expertise with the Company’s existing services to provide a more comprehensive integrated service offering to the Company’s existing client base, and prospective new clients. The following table presents the estimated fair values and useful lives of intangible assets acquired:

	Amount	Weighted Average Useful Life (in years)

Websites	$ 1,691,772	5

The useful lives of these intangible assets were based upon the patterns in which the economic benefits related to such assets are expected to be realized, and the intangible assets will be amortized on a basis reflecting those economic patterns. See Note 7.  The acquired goodwill and intangible assets are not deductible for tax purposes. The acquisition of Nile did not include any contingent consideration.

Below is the unaudited pro forma information as if the Nile was acquired as of January 1, 2012:

2012

Revenue	$ 11,038,281
Expenses	25,550,885

Net Accounts receivable	$ (14,512,604)

4.

ACCOUNTS RECEIVABLE:

Accounts receivable consist of the following as of December 31:

2012

Accounts receivable – United States	$ 3,320,719
Accounts receivable – Canada	57,241
Accounts receivable – Great Britain	220,020
Accounts receivable – Europe	–
Accounts receivable – Australia	5,395

Less allowance for doubtful accounts	(397,450)

Net balance	$ 3,205,925

The Company conducts business with companies in Canada, England, Europe and Australia as part of its ongoing advertising business. This results in a number of receivables denominated in the currencies of those countries, with about $300,000 in receivables outstanding at any time. The company does not engage in hedging activities to offset the risk of exchange rate fluctuations on these payables. During the reporting period, the company incurred foreign exchange losses of $43,879.

The allowance for doubtful account activity for the periods indicated is as follows:

2012

Balance at beginning of period	$ (257,975)
Charged to costs and expenses	(236,449)
Write-offs, net of recoveries	96,974

Balance at end of period	$ (397,450)

5.

FURNITURE, FIXTURES AND EQUIPMENT:

Furniture, fixtures and equipment consists of the following as of December 31:

2012

Computer equipment and software	$ 435,455
Furniture, fixtures and equipment	141,022
Total furniture, fixtures and equipment	576,477
Less accumulated depreciation and amortization	(382,609)

Furniture, fixtures and equipment, net	$ 193,868

Depreciation expense for the year ended December 31, 2012 was approximately $68,000.

6.

RELATED PARTIES:

The Company was engaged in a publisher partner relationship with BookingWiz.com, wherein the Company was selling their online advertising inventory to travel service providers during 2012. The CEO of BookingWiz.com, Michael Thomas, was also a member of the Company’s board of directors as of December 31, 2012. Amounts paid to Booking Wiz were $181,744 for the year ended December 31, 2012.

7.

INTANGIBLE ASSETS:

Intangible assets consist of the following as of December 31:

2012

Intangible assets	$ 415,328
Less accumulated amortization	(20,568)

Net intangible assets	$ 394,760

Amortization expense for the year ended December 31, 2012 was approximately $100,047. In the fourth quarter 2012 the Company recorded a non-cash impairment charge for $1,308,772.

8.

INCOME TAXES:

Net deferred tax liabilities consist of the following components as of December 31, 2012:

2012
Deferred tax assets:
Net operating loss carryforwards	$ 12,396,000
Provision for doubtful accounts and other	159,000
Accrued expenses	157,000
Stock-based compensation	179,000
Impairment loss	187,000

Depreciation and amortization	26,000
Total deferred tax asset	13,104,000
Less valuation allowance	(13,104,000)

Net deferred tax asset	$ –

The benefit from income taxes differs from the amount computed by applying the federal statutory income tax rate to losses from continuing operations before income taxes. The sources and tax effects of the differences are as follows:

2012

Statutory rate	34.0%
State income taxes, net of Federal benefit	6.3%
Permanent items	(0.1)%
Change in valuation allowance Other	(42.2)% 2.0%

0.0%

The provision for income taxes charged to income for the year ended December 31, 2012 consists of the following:

2012

Current income tax expense:
Foreign	$ (13,207)
State and local	25,234

Net deferred tax asset	$ 12,027

At December 31, 2012, the Company has established a valuation allowance against the entire amount of its deferred tax assets, as management could not determine that it is more likely than not that the results of future operations will generate sufficient taxable income to realize the deferred tax assets.

At December 31, 2012, the Company has net operating loss carryforwards for federal, state and local income tax purposes of approximately $30,369,000, which begin to expire in 2028. The timing and extent to which the Company can utilize future tax deductions in any year may be limited by provisions of the Internal Revenue Code regarding changes in ownership of the corporation.

For the year ended December 31, 2012, the effective tax rate differed from the United States federal statutory income tax rate primarily due to state, local and foreign income tax provisions and valuation allowances.

9.

COMMITMENTS AND CONTINGENCIES:

Lease – The Company is obligated under a noncancelable operating lease for office space in New York City. The initial terms of the lease expires on June 30, 2019.

Future minimum lease payments under this operating lease due for the years ending December 31 are as follows:

Year Ended December 31,

2013	$ 522,198
2014	513,638
2015	542,555
2016	555,398
2017	568,495
Thereafter	878,473

$ 3,580,757

The lease provides for rent abatements and/or scheduled increases in base rent. Rent expense is charged to operations ratably over the term of the lease. This results in a deferred rent payable, which represents cumulative rent expense charged to operations from inception of this lease in excess of required lease payments, which is included within accounts payable and accrued expenses. For the year ended December 31, 2012, deferred rent was approximately $330,000. Rent expense for the year ended December 31, 2012 was approximately $666,000.

Contingencies – The Company is involved in various claims and legal actions arising in the ordinary course of business. Management is of the opinion that the ultimate outcome of these matters would not have a material adverse impact on the financial position of the Company or the results of its operations.

10.

DEBT:

On January 13, 2012, the Company received $4,000,000 as a result of entering into a Financing Agreement secured by substantially all of the Company’s assets. The Agreement has a fixed interest rate of 12% for 42 months. Interest only payments of $40,000 monthly to be paid for months 1-12 and principal and interest payments of $153,456 a month to be paid for months 13-42. At December 31, 2012, the outstanding loan balance was $4,000,000.

On March 5, 2012, the Company entered into a Revolving Line of Credit Agreement (the “Revolver”) with a financial institution for up to the lesser of $5,000,000 or 85% of eligible accounts receivable. Interest on the Revolver is due monthly and is payable at a rate of prime plus 0.50%. At December 31, 2012, the outstanding balance was $206,665.

Long-term debt, as subsequently amended is due is as follows:

Years Ended December 31,	Amount

2013	$ 1,521,117
2014	1,607,738
2015	1,077,810
Total	$ 4,206,665

11.

SHAREHOLDERS’ EQUITY:

The Series A Preferred stockholders are entitled to an 8% noncumulative dividend per annum, if declared, after payment of dividends to the holders of Series B, C and D Preferred Stock.

On March 27, 2008, the Company issued 2,494,955 shares of Series B Preferred stock at an issue price of $6.0121 per share. Series B Preferred stockholders are entitled to an 8% noncumulative dividend per annum, if declared. Series B Preferred stock is convertible into common stock at a rate of 6.0121 to 5.6623.

In April 2010, the Company issued convertible notes totaling approximately $1,500,000 at an interest rate of 8% per annum. Starting in September 2010, the Company secured additional funding through the issuance of Series C Preferred stock. The total funding for Series C Preferred is funded as follows: $5,500,000 funded on September 21, 2010 and another $4,500,000 funded on October 8, 2010. The convertible notes issued in April 2010, totaling $1,500,000 plus $48,000 of accrued interest was also converted to Series C Preferred. The remaining $3,500,000 was funded in December 2010. A total of 3,083,824 shares were issued at a price of $4.8641 per share. Series C Preferred stockholders are entitled to an 8% noncumulative dividend per annum, if declared. Series C Preferred stock is convertible into common stock at a rate of 4.8641 to 4.6079.

On April 24, 2012, in connection with the merger with the Nile (see Note 3), the Company secured additional funding through the issuance of Series D Preferred Stock. The total shares issued were 2,618,923 at a share price of $1.842. The value assigned to this issuance was $4,447,740 after legal fees of $375,509, comprised of cash consideration of $2,235,000 and an assigned value to the contributed net equity of the Nile of $2,588,250. Series D Preferred stockholders are entitled to an 8% noncumulative dividend per annum, if declared. Series D Preferred stock is convertible into common stock at a rate of one to one.

As of December 31, 2012, no dividends were declared, therefore there are no amounts accrued on the balance sheet.

Upon liquidation the holders of Series C Preferred and the Series B Preferred stock will be entitled to receive in preference to the holders of Series A Preferred and common stock, a per share amount equal to the applicable original purchase price of $4.8641 and $6.0121 per share, respectively, plus any declared but unpaid dividends thereon. Holders of Series D Preferred stock will be entitled to receive in preference to the holders of Series A Preferred and common stock, a per share amount equal to the applicable original purchase price of $1.842 times 1.531, plus any declared but unpaid dividends thereon.  Thereafter, the Series A Preferred stock shall be entitled to receive in preference to the common stock, the per share amounts equal to $1.1176 plus declared and unpaid dividends thereon. Thereafter, the remaining assets or property distributable upon such liquidation shall be divided pro rata among the holders of the common stock and the holders of preferred stock on an as-converted basis; provided, however, that such preferred stock participation shall cease when such holders have received a total of three times their respective original issue prices.

A warrant to purchase 49,899 shares of Series B Preferred stock was issued March 27, 2008 with an exercise price of $6.0121 per share. Warrants to purchase Series C Preferred stock were issued on September 21, 2010 and January 1, 2012 for 41,118 and 78,123 shares, respectively. The exercise price for the Series C warrants is $4.8641. The Series B warrant and the Series C warrant issued September 21, 2010 expire ten years from their issue dates. The Series C warrant issued January 1, 2012 expires seven years from the issue date. The assigned by management to the aforementioned warrants was immaterial.

Eastward Warrant – In connection with the $4.0 million Financing Agreement executed January 2012 (see Note 9), the Company issued a warrant for 78,123 shares of Series C Preferred Stock. The Company determined the fair value of this warrant to be $165,000 at the time of issuance. The warrant effectively constituted a discount of $165,000 on the loan and is being amortized over the life of the Financing Agreement. Debt discount amortized to interest expense for 2012 was $43,458.

12.

STOCK-BASED COMPENSATION:

On December 3, 2009, the Company established a stock option plan (the “Plan”) that provides for the grant to certain members of management of nonqualified options to purchase shares of the Company’s common stock. As discussed in Note 2, the compensation costs for such awards are accounted for in accordance with FASB Accounting Standards Codification (“ASC”) 718. Stock-based compensation cost is measured at the date of grant, based on the fair value of the award, and is recognized as expense over the employee requisite service period.

During 2012, the Company granted options to purchase 1,731,087 shares of common stock at an exercise price of $0.01 per share to various employees. These options vest over a four-year period. All options granted are exercisable at any time prior to the tenth anniversary of the date of award.

At December 31, 2012, the Company recorded stock-based compensation expense of approximately $58,000, related to these options. These costs have been recorded in operating expenses in the consolidated statement of operations.

Options outstanding at December 31, 2012 have an aggregate intrinsic value of $0.

As of December 31, 2012, there was approximately $69,000 in unrecognized compensation costs related to nonvested awards, which is expected to be recognized over a weighted-average period of 2.61 years.

Stock-based compensation represents the cost related to stock-based awards granted to employees and third-party service providers in lieu of monetary payment. The Company measures stock-based compensation cost at grant date, based on the estimated fair value of the award, and recognizes the cost as an expense on a straight-line basis (net of estimated forfeitures) over the employee or service provider requisite service period. The Company estimates the fair value of stock options using the Black-Scholes valuation model. The expense is recorded as operating expenses in the consolidated statements of operations. The fair values of stock options granted in 2012 were estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions:

2012

Expected life	5.65 years
Expected volatility	48.56%
Dividend yield	0.00%
Risk-free rate	0.98%
Grant date fair value of common stock	0.01

For the year ended December 31, 2012, the Company used a projected expected life for each award using the short-cut method. Expected volatility is based on historical volatility of a group of peer entities. The fair value of common stock is obtained through a third-party valuation. Risk-free interest rates are based on the implied yields currently available on U.S. Treasury zero coupon issues with a remaining term equal to the expected life.

Activity under the Plan for the year ended December 31, 2012 was as follows:

Stock Options	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life

Balance, January 1, 2012	990,092	$ 1.16	8.47

Options granted	1,731,087	0.02	9.35
Options exercised	(2,890)	0.01	9.31
Options forfeited	(476,802)	0.01
Options expired	(615,896)	0.17	7.68

Balance, December 31, 2012	1,625,591	$ 0.26	8.84

Vested and exercisable at December 31, 2012	920,224	0.45	8.49

In connection with the Stock Purchase Agreement, the Company converted certain unvested common units to restricted stock.

2012
	Awards	Weighted- Average Grant Fair Value

Restricted stock nonvested, beginning of year	$ 1,235	$ 3.20
Restricted stock granted	–	–
Restricted stock vested	(1,235)	3.20
Restricted stock forfeited	–	–

Restricted stock nonvested, end of year	$ –	$ –

13.

FAIR VALUE OF FINANCIAL MEASUREMENTS:

The Fair Value Measurements Topic of the FASB ASC defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and sets out a fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). Inputs are broadly defined under this guidance as assumptions market participants would use in pricing an asset or liability.

This guidance establishes three levels of the fair value hierarchy as follows:

Level 1:

Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. The types of investments in Level 1 include available for sale securities traded on a national securities exchange. These securities are stated at the last reported sales price on the day of valuation. The Company’s Level 1 investments consist of money market funds.

Level 2:

Inputs other than quoted prices within Level 1 that are observable for the asset or liability, either directly or indirectly, and fair value that is determined through the use of models or other valuation methodologies. Investments in this category are less liquid and restricted equity securities, certificates of deposit and certain over-the-counter derivatives. A significant adjustment to a Level 2 input could result in the Level 2 measurement becoming a Level 3 measurement. The Company has no Level 2 investments.

Level 3:

Inputs that are unobservable for the asset or liability and that include situations where there is little, if any, market activity for the asset or liability. The inputs into the determination of fair value are based upon the best information in the circumstances and may require significant management judgment or estimation. Investments in this category generally include equity and debt positions in private companies. The Company has no Level 3 investments.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment.

The Company’s Level 1 investments consist of approximately $0 in money market accounts as of December 31, 2012.

14.

SUBSEQUENT EVENTS:

On January 8, 2013, the company executed an asset purchase agreement with Gannett Satellite Information Network, Inc. to acquire all of the assets used in or related to the operation of the consumer site www.10Best.com, an online property devoted to providing to consumers travel and destination guides written by local experts. The company received proceeds from the sale of $383,000 less a holdback of $50,000. Buyer shall pay Company the Holdback Funds, less any amounts Buyer has set off against Seller’s payment obligations, if any, under this Agreement, on the one year anniversary of the Closing Date.

On February 6, 2013, the Company executed an Asset Purchase Agreement with Travora Networks, Inc. (‘TNI”), a wholly owned subsidiary of MediaShift, Inc. to acquire the Company’s digital advertising network business for $7,392,000, which consists of $500,000 in cash, $1,750,000 payment of Eastward Capital Partners Debt, Assumption of Eastward Capital Partners debt, less allowances of $108,000 for audit expenses, Aged Accounts Payable and Working Capital Deficiencies and Contingent consideration of $3,000,000.

Travora Media, Inc.

and Subsidiary (f/k/a
Travel Ad Network, Inc.)

Consolidated Financial Report

December 31, 2011

Independent Auditor's Report

To the Board of Directors and Shareholders

Travora Media, Inc.

New York, New York

We have audited the accompanying consolidated balance sheet of Travora Media, Inc. (formerly known as Travel Ad Network, Inc.) as of December 31, 2011, and the related statements of operations, shareholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2011, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ McGladrey LLP

New York, New York

September 10, 2012

Travora Media, Inc. (f/k/a Travel Ad Network, Inc.)
Consolidated Balance Sheet
December 31, 2011

ASSETS
Current Assets:
Cash and cash equivalents	$ 6,103,559
Accounts receivable, net	3,369,836
Prepaid expenses and other current assets	177,332
Total current assets	9,650,727

Furniture, Fixtures and Equipment, net	135,777

Intangible Assets, net	111,807

Security Deposit and Other Assets	231,211

Total assets	$10,129,522

LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable	$ 2,483,442
Accrued expenses	1,082,028
Accrued rent	303,243
Deferred revenue	14,086
Accrued payroll liabilities	4,898
Total current liabilities	3,887,697

Commitments and Contingencies

Shareholders’ Equity:
Convertible preferred stock, par value $0.00001;
Series A, 706,223 authorized, issued and outstanding in 2011	7
Series B, 2,544,854 shares authorized; 2,494,955 shares issued outstanding in 2011	25
Series C, 3,124,942 shares authorized; 3,083,824 issued and outstanding in 2011	31
Common stock, par value $0.00001; 10,500,000 shares	21
authorized; 2,122,500 issued and outstanding in 2011
Additional paid-in capital	25,626,833
Accumulated deficit	(19,385,092)
Total shareholders’ equity	6,241,825

Total liabilities and shareholders' equity	$10,129,522

See Notes to Consolidated Financial Statements.

Travora Media, Inc. (f/k/a Travel Ad Network, Inc.)
Consolidated Statement of Operations
Year Ended December 31, 2011

Revenues	$ 13,131,673

Cost of Revenues	10,100,775

Gross margin	3,030,898

Operating Expenses:
Selling, general and administrative	9,309,158
Product development	1,335,741
Depreciation and amortization	195,704

Total operating expenses	10,840,603

Loss from operations	(7,809,705)

Interest Income	42,610

Loss before income taxes	(7,767,095)

Income Tax Expense	30,365

Net loss	$ (7,797,460)

See Notes to Consolidated Financial Statements.

Travora Media, Inc. (f/k/a Travel Ad Network, Inc.)

Consolidated Statement of Shareholders’ Equity
Year Ended December 31, 2011

											Total
	Series A Preferred		Series B Preferred		Series C Preferred		Common Stock		Additional Paid-In	Accumulated	Shareholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance, December 31, 2010	706,223	7	2,494,955	25	3,083,824	31	2,122,500	21	25,416,133	(11,587,632)	13,828,585

Stock-Based Compensation Related to Stock Option Grants	-	-	-	-	-	-	-	-	181,450	-	181,450

Stock-Based Compensation Related to Restricted Stock Awards	-	-	-	-	-	-	-	-	29,250	-	29,250

Net Loss	-	-	-	-	-	-	-	-	-	(7,797,460)	(7,797,460)

Balance, December 31, 2011	706,223	$ 7	2,494,955	$ 25	3,083,824	$ 31	2,122,500	$ 21	$25,626,833	$(19,385,092)	$ 6,241,825

See Notes to Consolidated Financial Statements.

Travora Media, Inc. (f/k/a Travel Ad Network, Inc.)
Consolidated Statement of Cash Flows
Year Ended December 31, 2011

Cash Flows From Operating Activities:
Net loss	$ (7,797,460)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization	195,704
Loss on disposal of assets	2,006
Stock-based compensation	210,700
Provision for doubtful accounts	85,771
Changes in operating assets and liabilities:
Decrease in accounts receivable	840,871
Decrease (increase) in prepaid expenses and other assets	39,819
Increase (decrease) in accounts payable	476,755
Increase (decrease) in accrued expenses	98,495
Increase (decrease) in accrued rent	29,699
Increase (decrease) in deferred revenue	14,086
Increase (decrease) in accrued payroll liabilities	139
Net cash used in operating activities	(5,803,415)

Cash Flows From Investing Activities:
Purchase of property and equipment	(150,563)
Acquisition of intangible assets	(12,328)
Security deposit and other assets	1,157
Net cash used in investing activities	(161,734)

Net (decrease) increase in cash and cash equivalents	(5,965,149)

Cash and Cash Equivalents:
Beginning	12,068,708
Ending	$ 6,103,559
Supplemental Disclosure Cash Flow Information:
Taxes paid	$ 25,683

See Notes to Consolidated Financial Statements.

Travora Media, Inc. (f/k/a Travel Ad Network, Inc.)

Notes to Consolidated Financial Statements

Note 1.

Organization

Travora Media, Inc. (formerly known as Travel Ad Network, Inc.) prior to March 27, 2008, operated as Internet Travel Network, LLC, d/b/a Travel Ad Network. Internet Travel Network, LLC was formed in the State of Delaware on December 21, 2004, and commenced operations on December 31, 2004. Concurrent with the Preferred Series B funding on March 27, 2008, Internet Travel Network, LLC, converted to a Delaware Corporation named Travel Ad Network, Inc. On September 27, 2011, Travel Ad Network, Inc. legally changed their name to Travora Media, Inc. Travora Media, Inc. is engaged in the marketing and selling of online advertiser ads to travel service providers through a propriety network of web publishers.

Note 2.

Summary of Significant Accounting Policies

Principles of Consolidation: The consolidated financial statements include the accounts of Travora Media, Inc. and its wholly owned subsidiary, Travel Ad Network, U.K. Ltd. (collectively, the "Company"). All significant intercompany accounts and transactions have been eliminated in consolidation.

Basis of Presentation: The financial statements of the Company have been prepared on the accrual basis of accounting. A summary of the major accounting policies followed in the preparation of the accompanying financial statements, which conform to accounting principles generally accepted in the United States of America, is presented below.

Fair Values of Financial Instruments: Fair value of cash, accounts receivable and accounts payable are estimated to approximate carrying values due to the short maturities of these financial instruments.

Revenue Recognition: The Company recognizes revenue as services are provided. Income is recognized as earned when an ad is either placed for viewing by a visitor to a member network publisher or when the customer "clicks through" on the ad, depending upon the terms with the individual advertiser. The Company accrues any revenue sharing percentages with the publisher at the same time.

Cash and Cash Equivalents: The Company considers all short-term, highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company deposits its temporary cash with financial institutions and, at times, such balances may exceed Federal Deposit Insurance Corporation (“FDIC”) insured limits.

Use of Estimates: The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

Allowance for Doubtful Accounts: The allowance is established through a provision for bad debts charged to expense. Receivables are charged against the allowance for uncollectible accounts when management believes that collectability is unlikely. The allowance is an amount that management believes will be adequate to absorb estimated losses on existing receivables, based on an evaluation of the collectibility of accounts receivable, overall accounts receivable quality, review of specific problem accounts receivable and current economic conditions that may affect the customer's ability to pay. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. Recoveries of receivables previously written off are recorded when received.

Note 2.

Summary of Significant Accounting Policies (Continued)

Furniture, Fixtures and Equipment: Furniture, fixtures and equipment is stated at cost. Depreciation and amortization is calculated on the straight-line method over the estimated useful lives of the assets (generally three to five years). The cost of maintenance and repairs are charged to operations as incurred.

Useful lives of fixed assets are as follows:

Computer equipment and software

3 years

Furniture, fixtures and equipment

5 years

Income Taxes: An asset and liability approach is used for financial accounting and reporting of deferred income taxes. Deferred income tax assets and liabilities are computed for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future. Such deferred income tax asset and liability computations are based on enacted tax laws and rates applicable to periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

On January 1, 2009, the Company adopted the accounting standard on accounting for uncertainty in income taxes, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under this guidance, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The guidance on accounting for uncertainty in income taxes also addresses derecognition, classification, interest and penalties on income taxes, and accounting in interim periods. The Company recognizes interest and penalties, if any, in its provision for income taxes.

Management evaluated the Company's tax position and concluded that the Company had taken no uncertain tax positions that require adjustments to the consolidated financial statements in order to comply with the provisions of this guidance. The tax years 2008 and later are open and subject to audit by major tax jurisdictions.

Stock-Based Compensation: Stock-based compensation represents the cost related to stock-based awards granted to employees in lieu of monetary payment. The Company measures stock-based compensation cost at grant date, based on the estimated fair value of the award, and recognizes the cost as expense on a straight-line basis (net of estimated forfeitures) over the vesting period.

The Company estimates the fair value of stock options using the Black-Scholes valuation model. The expense is recorded as operating expenses in the consolidated statements of operations.

The Company records deferred tax assets for awards that result in deductions on the Company's income tax returns based on the amount of compensation costs recognized and the Company's statutory tax rate in the jurisdiction in which it will receive a deduction. Differences between the deferred tax assets recognized for financial reporting purposes and the actual tax deduction reported on the Company's income tax return are recorded in additional paid-in capital (if the tax deduction exceeds the deferred tax asset) or in the consolidate statements of operations (if the deferred tax asset exceeds the tax deduction and no paid-in capital exists from previous awards).

Note 2.

Summary of Significant Accounting Policies (Continued)

Long-Lived Assets: The Company evaluates long-lived assets, which includes equipment subject to amortization, for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the estimated future cash flows (undiscounted and without interest charges) from the use of an asset are less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value in the period in which the determination is made. Management has determined that no impairment of long-lived assets existed as of December 31, 2011.

Subsequent Events: The Company has evaluated subsequent events through September 10, 2012, the date on which the financial statements were available to be issued.

Recently Issued Accounting Pronouncement: In October 2009, the Financial Accounting Standards Board (the "FASB") issued Accounting Standard Update ("ASU") 2009-13, Multiple-Deliverable Revenue Arrangements. ASU 2009-13 significantly changes the criteria related to a vendor's multiple element arrangements to enable vendors to account for products or services (deliverables) separately rather than as a combined unit. ASU 2009-13 will be effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. This pronouncement did not have a material effect on the Company’s consolidated financial statements.

Note 3.

Going Concern

The Company's consolidated financial statements for the year ended December 31, 2011 have been prepared on a going-concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. This raises substantial doubt about the Company's ability to continue as a going concern. The Company has historically reported net losses, including a net loss of $7,797,460 for the year ended December 31, 2011, and negative cash flows from operations of $5,803,415 for the year ended December 31, 2011. The Company believes that it will be able to utilize available capacity on its line of credit (see Note 12) through December 31, 2012 and obtain additional financing from existing related parties through December 31, 2012 if necessary.

Note 4.

Accounts Receivable

Accounts receivable consist of the following as of December 31, 2011:

Accounts receivable - United States

 $2,931,341

Accounts receivable - Canada

      323,934

Accounts receivable - Great Britain

      312,995

Accounts receivable - Europe

        55,162

Accounts receivable - Australia

          4,379

Less allowance for doubtful accounts

     (257,975)

  $3,369,836

The Company conducts business with companies in Canada, England, Europe and Australia as part of its ongoing advertising business. This results in a number of receivables denominated in the currencies of those countries, with about $700,000 in receivables outstanding at any time. The Company does not engage in hedging activities to offset the risk of exchange rate fluctuations on these payables. During the reporting period, the company incurred foreign exchange losses of $94,095.

Note 5.

Furniture, Fixtures and Equipment

Furniture, fixtures and equipment consists of the following as of December 31, 2011:

Computer equipment and software

$378,925

Furniture, fixtures and equipment

  109,091

Total furniture, fixtures and equipment

               488,016

Less: accumulated depreciation and amortization

 (352,239)

Furniture, fixtures and equipment, net

              $135,777

Depreciation and amortization expense for the year ended December 31, 2011 was approximately $144,000.

Note 6.

Intangible Assets

In November 2010, the Company purchased certain assets, primarily domain names, member lists and online content from TravelMuse, Inc. for approximately $150,000. These assets are included in intangible assets and are being amortized over an estimated useful life of 3 years. Amortization expense for the year ended December 31, 2011 was approximately $51,000.

Intangible assets consist of the following as of December 31, 2011:

Intangible assets

 $179,921

Less accumulated amortization

   (68,114)

Net intangible assets

 $111,807

Note 7.

Income Taxes

Net deferred tax liabilities consist of the following components as of December 31, 2011:

Deferred tax assets:

Net operating loss carryforwards

 $7,189,000

Provision for doubtful accounts and other

      103,000

Accrued expenses

      147,000

Stock based compensation

        85,000

Depreciation and amortization

       (44,000)

Total deferred tax asset

   7,480,000

Less valuation allowance

  (7,480,000)

Net deferred tax asset

$                0

The benefit from income taxes differs from the amount computed by applying the federal statutory income tax rate to losses from continuing operations before income taxes. The sources and tax effects of the differences are as follows:

2011
Statutory Rate	34.0%
State Income Taxes, Net of Federal Benefit	3.0%
Permanent Items	-0.2%
Change in Valuation Allowance	-36.9%
Other	-0.2%
Tax Rate	-0.3%

The provision for income taxes charged to income for the year ended December 31, 2011 consists of the following:

Current income tax expense:

Foreign

 $13,207

State and local

   17,158

Current income tax expense

 $30,365

At December 31, 2011, the Company has established a valuation allowance against the entire amount of its deferred tax assets, as management could not determine that it is more likely than not that the results of future operations will generate sufficient taxable income to realize the deferred tax assets.

At December 31, 2011, the Company has net operating loss carryforwards for federal, state and local income tax purposes of approximately $17,973,000, which begin to expire in 2028. The timing and extent to which the Company can utilize future tax deductions in any year may be limited by provisions of the Internal Revenue Code regarding changes in ownership of the corporation.

.

Note 8.

Commitments and Contingencies

Lease: The Company is obligated under a noncancelable operating lease for office space in New York City. The initial terms of the lease expires on June 30, 2019.

Future minimum lease payments under this operating lease due for the years ending December 31 are as follows:

Year ending December 31,

2012

 $473,898

2013

   485,746

2014

   497,889

2015

   542,555

2016

   555,398

Thereafter

             1,446,968

           $4,002,454

The lease provides for rent abatements and/or scheduled increases in base rent. Rent expense is charged to operations ratably over the term of the lease. This result in a deferred rent payable, which represents cumulative rent expense charged to operations from inception of this lease in excess of required lease payments, which is included within accounts payable and accrued expenses. For the year ended December 31,

2011, deferred rent was approximately $303,000. Rent expense for the year ended December 31, 2011 was approximately $588,000.

Contingencies: The Company is involved in various claims and legal actions arising in the ordinary course of business. Management is of the opinion that the ultimate outcome of these matters would not have a material adverse impact on the financial position of the Company or the results of its operations.

Note 9.

Shareholders' Equity

In April 2010, the Company issued convertible notes totaling approximately $1,500,000 at an interest rate of 8% per annum. Starting in September 2010, the Company secured additional funding through the issuance of Series C Preferred stock. The total funding for Series C Preferred is funded as follows: $5,500,000 funded on September 21, 2010 and another $4,500,000 funded on October 8, 2010. The convertible notes issued in April 2010, totaling $1,500,000 was also converted to Series C Preferred. The remaining $3,500,000 was funded in December 2010.  Total shares issued amounted to 3,083,824 at a price of $4.8641 per share.

Series B Preferred stock is convertible into common stock at a rate of one to one. Upon liquidation the holders of Series C Preferred and the Series B Preferred stock will be entitled to receive in preference to the holders of Series A Preferred and common stock, a per share amount equal to the original purchase price in the case of Series C Preferred stock and applicable original purchase price in the case of Series B Preferred stock, the per share amount equal to $6.0121 plus any declared but unpaid dividends thereon. Thereafter, the Series A Preferred stock shall be entitled to receive in preference to the common stock, the per share amounts equal to $1.1176 plus declared and unpaid dividends thereon. Thereafter, the remaining assets or property distributable upon such liquidation shall be divided pro rata among the holders of the common stock and the holders of preferred stock on an as-converted basis; provided, however, that such preferred stock participation shall cease when such holders have received a total of three times their respective original issue prices. The Series B Preferred and Series C Preferred stockholders are entitled to an 8% noncumulative dividend per annum, if declared. As of December 31, 2011, no dividends were declared, therefore there are no amounts accrued on the balance sheet.

Note 10.

Stock-Based Compensation

On December 3, 2009, the Company established a stock option plan (the "Plan") that provides for the grant to certain members of management of nonqualified options to purchase shares of the Company's common stock. As discussed in Note 2, the compensation costs for such awards are accounted for in accordance with FASB Accounting Standards Codification ("ASC") 718. Stock-based compensation cost is measured at the date of grant, based on the fair value of the award, and is recognized as expense over the employee requisite service period.

During 2011, the Company granted options to purchase 495,044 shares of common stock at an exercise price of $0.99 per share to various employees. These options vest over a four-year period. All options granted are exercisable at any time prior to the tenth anniversary of the date of award.

At December 31, 2011, the Company recorded stock-based compensation expense of approximately $181,000, related to these options. These costs have been recorded in operating expenses in the consolidated statements of operations.

Options outstanding at December 31, 2011 have an aggregate intrinsic value of $0.

As of December 31, 2011, there was approximately $146,000 in unrecognized compensation costs related to nonvested awards, which is expected to be recognized over a weighted-average period of 2.76 years.

Stock-based compensation represents the cost related to stock-based awards granted to employees and third-party service providers in lieu of monetary payment. The Company measures stock-based compensation cost at grant date, based on the estimated fair value of the award, and recognizes the cost as an expense on a straight-line basis (net of estimated forfeitures) over the employee or service provider requisite service period. The Company estimates the fair value of stock options using the Black-Scholes valuation model. The expense is recorded as operating expenses in the consolidated statements of operations. The fair values of stock options granted in 2011 were estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions:

Expected life

5.94 years

Expected volatility

47.36%

Dividend yield

0.00%

Risk-free rate

2.23%

Grant date fair value of common stock

0.47

For the year ended December 31, 2011, the Company used a projected expected life for each award using the short-cut method. Expected volatility is based on historical volatility of a group of peer entities. The fair value of common stock is obtained through a third-party valuation. Risk-free interest rates are based on the implied yields currently available on U.S. Treasury zero coupon issues with a remaining term equal to the expected life.

Note 10.

Stock-Based Compensation (Continued)

Activity under the Plan for the year ended December 31, 2011 was as follows:

		Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life
Stock Options

	Shares
Balance, December 31, 2010	677,305	1.28	8.96
Options granted	495,044	0.99
Options exercised	-	-
Options forfeited	(182,257)	1.15
Options expired	-	-

Balance, December 31, 2011	990,092	$ 1.16	8.47
Vested and exercisable at December 31, 2011	634,720	$ 1.24	8.14

In connection with the Stock Purchase Agreement, the Company converted certain unvested common units to restricted stock.

		Weighted- Average Grant Fair Value

Nonvested Awards	Awards

Restricted stock nonvested, beginning of year	23,655	$ 3.20
Restricted stock granted	-	-
Restricted stock vested	(12,053)	3.20
Restricted stock forfeited	(10,367)	3.20
Restricted stock nonvested, end of year	1,235	$ 3.20

Note 11.

Fair Value of Financial Measurements

The Fair Value Measurements Topic of the FASB ASC defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and sets out a fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). Inputs are broadly defined under this guidance as assumptions market participants would use in pricing an asset or liability.

This guidance establishes three levels of the fair value hierarchy as follows:

Level 1:

Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. The types of investments in Level 1 include available for sale securities traded on a national securities exchange. These securities are stated at the last reported sales price on the day of valuation. The Company's Level 1 investments consist of money market funds.

Level 2:

Inputs other than quoted prices within Level 1 that are observable for the asset or liability, either directly or indirectly, and fair value that is determined through the use of models or other valuation methodologies. Investments in this category are less liquid and restricted equity securities, certificates of deposit and certain over-the-counter derivatives. A significant adjustment to a Level 2 input could result in the Level 2 measurement becoming a Level 3 measurement. The Company has no Level 2 investments.

Level 3:

Inputs that are unobservable for the asset or liability and that include situations where there is little, if any, market activity for the asset or liability. The inputs into the determination of fair value are based upon the best information in the circumstances and may require significant management judgment or estimation. Investments in this category generally include equity and debt positions in private companies. The Company has no Level 3 investments.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment's level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment.

The Company’s Level 1 investments consist of approximately $5,893,000 in money market accounts as of December 31, 2011, and are included in cash and cash equivalents on the consolidated balance sheets.

Note 12.

Subsequent Events

On January 14, 2012, the Company entered into a Master Lease Agreement for a total equipment cost of $4,000,000. The lease of 42 months includes a fixed monthly payment schedule as defined in the agreement. The lease is collateralized by all of the Company’s tangible and intangible assets.

On March 5, 2012, the Company entered into a Revolving Line of Credit Agreement (the “Revolver”) with a financial institution for up to the lesser of $5,000,000 or 85% of eligible accounts receivable. Interest on the Revolver is due monthly and is payable at a rate of prime plus 0.50%.

In April 2012, the shareholders of the Company formed a merger company, Travora Merger Co., a Delaware Corporation. On April 26, 2012, Travora Merger Co. acquired The Nile Project, Inc. and simultaneously entered into a qualified reorganization agreement with the Company whereby the Company merged with and into Travora Merger Co.

MediaShift, Inc. and Travora Media Inc.

 Unaudited Pro Forma Condensed Consolidated Financial Statements

On February 6, 2013, Travora Networks, Inc. (“TNI”), a wholly owned subsidiary of JMG Exploration, Inc. (“Company”) executed an asset purchase agreement with Travora Media, Inc. (“Travora” or “Seller”) to acquire Travora’s online advertising network business. Headquartered in New York City, Travora provides an established publishing network, advertiser and agency relationships, and an experienced ad sales and ad operations team. Travora represents over 300 established travel brands across desktop, tablet, and mobile platforms, including Fodor’s, Viator, and Vayama. Travora achieved revenues of approximately $13.0 million in 2011. TNI will retain approximately 20 of Travora’s former employees and will continue to operate out of New York City.

Cash consideration to Seller                    $     500,000

Payment of Eastward Capital Partners debt

   1,750,000

Assumption of Eastward Capital Partners debt

   2,250,000

Balance of consideration to be paid in JMG common stock (“Closing Shares”)

 700,000

Less allowance for audit expenses

  (70,000)

Less amount of Aged Accounts Payable

(138,000)

Less estimated reduction for Target Working Capital deficiency

(600,000)

   (108,000)

Preliminary consideration

$ 4,392,000

Potential adjustments to purchase price:

Potential earn-out consideration for publisher retention

  1,000,000

Potential earn-out consideration for revenue targets

  2,000,000

Total potential additional consideration

$3,000,000

As a result of assuming the earnout consideration is earned, the total contractual consideration payable to or on behalf of the Travora Media, Inc. shareholders would be approximately $7,392,000.

As prescribed by Securities and Exchange Commission guidelines, the following unaudited pro forma combined financial  statements present the pro forma financial position and operating results assuming that the asset purchase of Travora Media, Inc. ("Travora") and a subsidiary of MediaShift, Inc., a public company ("Media Shift") had taken place as of January 1, 2012.

The unaudited pro forma combined consolidated statements of operations do not reflect any potential cost savings that may be realized following the asset purchase. The pro forma adjustments and assumptions are based on estimates, evaluations and other data currently available and, in Media Shift’s opinion, provide a reasonable basis for the fair presentation of the estimated effects directly attributable to the merger and related transactions. The unaudited pro forma combined statements of operations are provided for illustrative purposes only and are not necessarily indicative of what the consolidated results of operations of financial position would actually have been had the merger occurred on January 1, 2012, nor do they represent a forecast of the consolidated results of operations or financial position for any future period or date.

All information contained herein should be read in conjunction with Media Shift’s annual report on Form 10-K for the year ended December 31, 2012, the financial statements and notes thereto and of Travora Media included in Item 9.01 of this Form 8-K/A and the notes to unaudited pro forma financial information included herein. The following pro forma financial information is included in this report:

Unaudited Pro Forma Condensed Consolidated Balance Sheet at December 31, 2012	F-38
Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2012	F-40
Notes to Unaudited Pro Forma Condensed Consolidated Financial Information for the year ended December 31, 2012	F-41

MediaShift, Inc.

Pro Forma Condensed Consolidated Balance Sheet (Note 1 and Note 2)

As of December 31, 2012

(unaudited)

	(Note 1)	(Note 2)	Pro Forma Adjustments
	Historical Travora	Historical MediaShift	Note	Amount	Consolidated Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$ 391,727	$ 902,701	9	(500,000)	794,428
Accounts receivable	3,205,925	6,240			3,212,165
Prepaid expenses	94,348	57,625	3	(94,348)	57,625
Total current assets	3,692,000	966,566		(594,348)	4,064,218
Property and equipment, net of depreciation	193,868	163,819	6	(102,849)	254,838
Discontinued operations: assets held for sale		10,542			10,542
Patents		215,070			215,070
Deposits	245,400	10,250	3	(245,400)	10,250
Other assets	394,760	434	5	5,027,662	5,422,856

Total Assets	$4,526,028	$ 1,366,681		4,085,065	9,977,773
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$2,890,475	$ 294,632			3,185,107
Liabilities directly associated with assets held for sale		378,296			378,296
Total Current Liabilities	2,890,475	672,928			3,563,403
Long-Term Liabilities: Contingent Consideration – Earnout Liability	-		8	2,892,000	2,892,000
Note Payable, less discount	4,084,473	249,707	9,10	2,200,218	6,534,398
Total Long-Term Liabilities	4,084,473	249,707		4,019,182	9,426,398
Total Liabilities	6,974,948	922,635		4,019,182	12,989,801

Stockholders’ equity:
Preferred stock	89	1,700	7	(89)	1,700
Common stock	21	5,543	7	(21)	5,543
Additional paid-in capital	30,298,335	10,430,087	7	(30,298,335)	10,430,087
Accumulated deficit during development stage	(32,747,365)	(9,993,284)	4,7	29,291,291	(13,449,358)

Total Stockholders’ Equity	(2,448,920)	444,046		(1,007,154)	(3,012,028)

Total Liabilities and Stockholders’ Equity	$4,526,028	$ 1,366,681	4,085,063	9,977,773

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

MediaShift, Inc.

Pro Forma Condensed Consolidated Statement of Operations (Note 1)

For the year ended December 31, 2012

 (unaudited)

	(Note 1)	(Note 2)	Pro Forma Adjustments
	Historical Travora	Historical MediaShift	Note	Amount	Consolidated Pro Forma
Revenues	$ 10,881,149	$ 12,780			$10,893,929
Cost of goods sold	8,410,886	9,237			8,420,123
Gross profit	2,470,263	3,543			2,473,806
Expenses:
General and administrative expenses	11,836,582	5,394,313	3,5,6,7	(8,422,783)	8,808,112
Product Development	3,825,883		3	(3,825,883)	0
Depreciation	168,231	25,729	3	(168,231)	25,729
Research and development expenses	-	202,703			202,703
Total expenses	15,830,696	5,622,745		(12,416,897)	9,036,544
Total operating loss	(13,360,433)	(5,619,202)		12,416,897	(6,562,738)
Other Income and Expense
Interest income	-	-
Amortization of note discount	-	(68,209)			(68,209)
Interest income and expense	10,188	(14,932)			(4,744)
Total other income and expense	10,188	(83,141)			(72,953)
Net loss before taxes	(13,350,245)	(5,702,343)		12,416,897	(6,635,691)
Taxes	(12, 027)	(2,000)			(14,027)
Net loss from continuing operations	(13,362,272)	(5,704,343)		12,416,897	(6,649,718)
Discontinued Operations:
Gain from discontinued operations	-	6,450			6,450
Net loss	(13,362,272)	(5,697,893)		12,416,897	(6,643,268)
Less: deemed dividend on warrant extension	-	(3,384,730)			(3,384,730)
Net loss applicable to common shareholders	(13,362,272)	$ (9,082,623)		12,416,897	(10,027,998)
Basic and Diluted weighted average shares outstanding	-	4,428,229			4,428,229
Net Loss per share	-	$ (1.29)			$ (2.26)

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Pro Forma Condensed Consolidated Balance Sheet

The pro forma consolidated balance sheet combines the historical balance sheets of Travora and MediaShift at December 31, 2012. The adjustments give effect to:

1.

The Historical Travora column represents the Travora Media, Inc. Financial Statements as presented for the period shown

2.

The Historical MediaShift column represents the Travora Media, Inc. Financial Statements as presented for the period shown

3.

Eliminating assets and liabilities related to Travora Consumer business lines not acquired as part of the asset purchase

4.

The elimination of the accumulated deficit of Travora;

5.

To determine the estimated fair value of intangibles acquired, MediaShift engaged a third party valuation specialist to assist management.  Based on the preliminary assessment, the acquired intangible asset categories, fair value and amortization periods, generally on a straight line basis are as follows:

	Fair Value at 2/6/2013	Amortization Period
Trademark Portfolio	$ 856,890	Indefinite
Publisher Relationships	3,573,596	15 years
Goodwill	991,936	N/A
Total Intangible	$5,422,422

o

The fair value of the Trademark portfolio was determined based on the “relief from royalty” method, an approach under which fair value is estimated to be the present value of royalties saved because we own the intangible asset and therefore do not have to pay a royalty for its use.  The fair value for the publisher relationships was determined bases on the “excess earning method”, of income approach.  Estimated discounted cash flows associated with existing customers and projects was based on historical and market participant data.

o

These valuations are preliminary and subject to change.

o

The entry to intangible adjusts for the total intangible above and eliminate the historical goodwill.

6.

The fair value of the equipment purchased was $91,019. This adjustment is to eliminate the equipment not included in the purchase.

7.

Reflects the elimination of the total stockholders’ equity of Travora Media and represents the book value of net assets acquired by MediaShift.

8.

Earnout Consideration

o

Publisher Retention Earnout

▪

The Seller shall be entitled to receive, in two installments, Publisher Retention Earnout Payments equaling, in the aggregate, up to $1,000,000. In the event that the number of Publishers retained by the Company for the initial 180 day period following the Closing

Date is equal to or exceeds eighty-five percent (85%) of the Baseline Number of Publishers, the Company shall pay to the Seller an amount equal to the product of $500,000 multiplied by a fraction, the numerator of which is the actual number of Publishers retained by the Company and the denominator of which is the Baseline Number of Publishers.

o

Revenue Goal Earnout

▪

The Seller shall be entitled to receive, in two installments, Revenue Goal Earnout Payments equaling, in the aggregate, up to $2,000,000. In the event that Ad Network Revenue for the period beginning on January 1, 2013 and ending on June 30, 2013 is equal to or exceeds $5,159,700, the Company shall pay to the Seller an amount equal to the lesser of the product of $1,000,000 multiplied by a fraction, the numerator of which is the actual Ad Network Revenue achieved during the Initial Revenue Goal Earnout Period and the denominator of which is $5,733,000 and $1,000,000.

o

This entry records the total contingent earnout of $3,000,000 less the working capital adjustment of $108,000.

9.

On February 6, 2013 we paid $500,000 cash to the seller and paid $1,750,000 to paydown commitments and assumed $2,250,000 in commitments.

10.

Debt for the transaction was raised by the use of convertible notes.

Pro Forma Condensed Consolidated Statement of Operations

The pro forma consolidated statement of operations for the year ended December 31, 2012 combine the historical statements of operations of Travora and MediaShift. The adjustments give effect to showing the historic Network Operations of Travora.

1.

The Historical Travora column represents the Travora Media, Inc. Financial Statements as presented for the period shown

2.

The Historical MediaShift column represents the Travora Media, Inc. Financial Statements as presented for the period shown

3.

Eliminating assets and liabilities related to Travora Consumer business lines not acquired as part of the asset purchase

	Product Development	Selling Gen & Admin	Total
Personnel Expenses	1,484,060	3,895,329	5,379,389
Professional Fees	2,016,983	-	2,016,983
Legal Fees	68,920	436,847	505,767
Office Expense	22,306	95,248	117,553
Travel & Entertainment	86,901	220,316	307,216
Occupancy	151,453	364,288	515,742
IT Infrastructure	71,948	63,160	135,108
Small Equipment	63	282	345
Software & Licensing	88,553	294,729	383,282
Marketing	5,441	535,933	541,374
Research & Development	51,960	127,511	179,471
Insurance	4,055	16,249	20,304

Dues and Subscriptions	811	13,256	14,067
Equipment Rental	1,800	(689)	1,111
Impairment	(229,371)	2,360,324	2,130,953
Total	3,825,883	8,422,783	12,248,666

4.

The elimination of the accumulated deficit of Travora;

5.

Travora Media incurred certain legal fees relating to the sale of the business, and items unrelated to the Ad Network.  These costs were eliminated and were estimated to be $505,766.

6.

Travora Media incurred an impairment loss of approximately $2,330,283 for the Nile of Guide Asset.  This impairment has been eliminated.

7.

Travora Media incurred Marketing Expenses Related to the development and branding of the name for the Consumer Business Line not acquired.  These costs have been eliminated and were estimated at $541,374